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                                                                    Exhibit 3.3

                                     BY-LAWS

                                       OF

                                DE&S HOLDING CO.
                          (a Pennsylvania corporation)

         These By-Laws are adopted by this Corporation and are supplemental to the Pennsylvania Business Corporation Law of 1988 as the same shall from time to time be in effect.

                       ARTICLE I - OFFICES AND FISCAL YEAR

         Section 1.01. REGISTERED OFFICE. The registered office of the Corporation in Pennsylvania shall be at 1700 Tomlinson Road, Philadelphia, PA 19115, until otherwise established by an amendment of the Articles or by the Board of Directors and a record of such change is filed with the Department of State in the manner provided by law.

         Section 1.02. OTHER OFFICES. The Corporation may also have offices at such other places within or without Pennsylvania as the Board of Directors may from time to time appoint or the business of the Corporation may require.

         Section 1.03. FISCAL YEAR. The fiscal year of the Corporation shall begin the first day of January in each year.

                ARTICLE II - NOTICE, WAIVERS & MEETINGS GENERALLY

         Section 2.01.  MANNER OF GIVING NOTICE.

                  (a) Whenever written notice is required to be given to any person under the provisions of the Business Corporation Law or by the Articles of Incorporation or these By-Laws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answer back received) or courier service, charges prepaid, or by telecopier, to the address (or to the telex, TWX, telecopier or telephone number) of the person appearing on the books of the Corporation or, in the case of Directors, supplied by the Directors to the Corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched or, in the case of telecopier, when received. A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any other provision of the Business Corporation Law, the Articles or these By-Laws.

                  (b) Adjourned Shareholder Meetings. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business




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to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board fixes a new record date for the adjourned meeting.

         Section 2.02. NOTICE OF MEETINGS OF BOARD OF DIRECTORS. Notice of a regular meeting of the Board of Directors need not be given. Notice of every special meeting of the Board of Directors shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone, telex, TWX or telecopier) or 48 hours (in the case of notice by telegraph, courier service or express mail) or three days (in the case of notice by first class mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in a notice of a meeting.

         Section 2.03. NOTICE OF MEETINGS OF SHAREHOLDERS.

                  (a) Written notice of every meeting of the shareholders shall be given by, or at the direction of, the Secretary to each shareholder of record entitled to vote at the meeting at least ten (10) days prior to the day named for a meeting called to consider a fundamental change as that term is defined under the Pennsylvania Business Corporation Law of 1988, or any amendments thereto, or five (5) days prior to the day named for the meeting in any other case.

                  (b) Notice of Action By Shareholders on By-Laws. In the case of a meeting of shareholders that has as one of its purposes action on the By-Laws, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the By-Laws. There shall be included in, or enclosed with, the notice a copy of the proposed amendment or a summary of the changes to be effected thereby.

         Section 2.04. USE OF CONFERENCE TELEPHONE AND SIMILAR EQUIPMENT. One or more persons may participate in a meeting of the Board of Directors, committee, or the shareholders of the Corporation by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

         Section 2.05. WAIVER. Whenever any notice is required to be given under the provisions of any law, the Articles of Incorporation, or these By-Laws, a written waiver thereof signed by the person entitled to said notice, whether before or after the time stated therein, shall be deemed to be equivalent to such notice. Except in the case of a special meeting of the shareholders, neither the business to be transacted nor the purpose of the meeting need be specified in the waiver of notice of such meeting. In addition, any shareholder who attends a meeting or is represented at such meeting by proxy, without protesting at the commencement of the meeting the lack of notice thereof to him, or any director who attends a meeting of the Board of Directors without protesting at the commencement of the meeting the lack of notice, shall be conclusively deemed to have waived notice of such meeting. If a person entitled to notice, either in person or by proxy, attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened, such person's attendance shall not constitute waiver of notice of such meeting.



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                           ARTICLE III - SHAREHOLDERS

         Section 3.01. PLACE OF MEETING. All meetings of the shareholders of the Corporation shall be held at the registered office of the Corporation unless another place is designated by the Board of Directors in the notice of the meeting.

         Section 3.02. ANNUAL MEETING. The Board of Directors may fix the date and time of the annual meeting of the shareholders, but if no such date and time is fixed by the Board, the meeting for any calendar year shall be held on the third Wednesday of April in such year, if not a legal holiday under the laws of Pennsylvania and, if a legal holiday, then on the next succeeding business day, not a Saturday, at 2 o'clock p.m., and at said meeting the shareholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting.

         Section 3.03. SPECIAL MEETINGS.

                  (a) Call of special meetings. Special meetings of the shareholders may be called at any time:

                      (1) by the majority of the Board of Directors;

                      (2) by the Chief Executive Officer; or

                      (3) unless otherwise provided in the Articles, by shareholders entitled to cast at least 20% of the vote that all shareholders are entitled to cast at the particular meeting.

                  (b) Fixing of time for meeting. At any time, upon written request of any person who has called a special meeting, it shall be the duty of the Secretary to fix the time of the meeting which shall be held not more than sixty (60) days after the receipt of the request.

                  (c) Business of special meetings. Business transacted at all special meetings shall be confined to the business stated in the call.

         Section 3.04. QUORUM AND ADJOURNMENT.

                  (a) A meeting of shareholders of the Corporation duly called shall not be organized for the transaction of business unless a quorum is present. The presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter. Shares of the Corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the Board of Directors of this Corporation, as such, shall not be counted in determining the total number of outstanding shares for quorum purposes at any given time.

                  (b) Withdrawal of a Quorum. The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.


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                  (c) Adjournment for Lack of Quorum. If a meeting cannot be organized because a quorum has not attended, those present may, except as provided in the Business Corporation Law, adjourn the meeting to such time and place as they may determine.

                  (d) Action in Absence of Quorum at Adjourned Meeting . Those shareholders entitled to vote who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of electing directors. Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

         Section 3.05 ACTION BY SHAREHOLDERS. Except as otherwise provided in the Business Corporation Law or the Articles or these By-Laws, whenever any corporate action is to be taken by vote of the shareholders of the Corporation, it shall be authorized by a majority of the votes cast at a duly organized meeting of the shareholders by the holders of shares entitled to vote thereon; or if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of the majority of the votes cast by the shareholders entitled to vote thereon as a class on the matter.

         Section 3.06 ORGANIZATION. At every meeting of the shareholders, the Chairman of the Board, if there be one, or, in the case of vacancy in office or absence of the Chairman of the Board, one of the following officers present in the order stated: the Vice Chairman of the Board, if there be one, the Chief Executive Officer, the President, the Vice President in their order of rank and seniority, or a person chosen by vote of the shareholders present, shall act as chairman of the meeting. The chairman of the meeting shall have any and all powers necessary in the chairman's sole discretion to conduct an orderly meeting and preserve order and to determine any and all procedural matters, including imposing reasonable limits on the amount of time at the meeting taken up by any one shareholder or group of shareholders. In addition, until the business to be completed at a meeting of the shareholders is completed, the chairman of a meeting of the shareholders is expressly authorized to temporarily adjourn and postpone the meeting from time to time. The Secretary or, in the absence of the Secretary, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the chairman of the meeting, shall act as Secretary.

         Section 3.07 VOTING RIGHTS OF SHAREHOLDERS. Unless otherwise provided in the Articles, every shareholder of the Corporation shall be entitled to one vote for every share standing in the name of the shareholder on the books of the Corporation. Shareholders shall not be entitled to cumulate votes.







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         Section 3.08 VOTING AND OTHER ACTION BY PROXY.

                  (a) General Rule.

                           (1) Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person to act for the shareholder by proxy.

                           (2) The presence of, or vote or other action at a meeting of shareholders, or the expression of consent or dissent to corporate action in writing, by a proxy of a shareholder shall constitute the presence of, or vote or action by, or written consent or dissent of the shareholder.

                  (b) Minimum Requirements. Every proxy shall be executed in writing by the shareholder or by the duly authorized attorney-in-fact of the shareholder and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the Secretary of the Corporation.

                  (c) Expenses. Unless otherwise restricted in the Articles, the Corporation shall pay the reasonable expenses of solicitation of votes, proxies or consents of shareholders by or on behalf of the Board of Directors or its nominees for election to the Board, including solicitation by professional proxy solicitors and otherwise.

         Section 3.09 VOTING BY FIDUCIARIES AND PLEDGEES. Shares of the Corporation standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted by the trustee, fiduciary, assignee or receiver. A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee, but nothing in this section shall affect the validity of a proxy given to a pledgee or nominee.

         Section 3.10 VOTING BY JOINT HOLDERS OF SHARES.

                  (a) Where shares of the Corporation are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise:

                           (1) if only one or more of such persons is present in
person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the Corporation shall accept as the vote of all the shares the vote cast by a joint owner or a majority of them; and

                           (2) if the persons are equally divided upon whether
the shares held by them shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among the persons without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves.



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                  (b) Exception. If there has been filed with the Secretary of the Corporation a copy, certified by an attorney at law to be correct, of the relevant portions of the agreement under which the shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of the shares, the persons specified as having such voting power in the document latest in date of operative effect so filed, and only those persons, shall be entitled to vote the shares but only in accordance therewith.

         Section 3.11 VOTING BY CORPORATIONS. Any corporation that is a shareholder of this Corporation may vote by any of its officers or agents, or by proxy appointed by any officer or agent, unless some other person, by resolution of the board of directors of the other corporation or provision of its articles or by-laws, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the Secretary of this Corporation, is appointed its general or special proxy in which case that person shall be entitled to vote the shares.

         Section 3.12 DETERMINATION OF SHAREHOLDERS OF RECORD.

                  (a) Fixing Record Date. The Board of Directors may fix a time prior to the date of any meeting of shareholders as the record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days and no less than 10 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as provided in this subsection. The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

                  (b) Determination When a Record Date is Not Fixed. If a record date is not fixed:

                           (1) The record date for determining shareholders
entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the date immediately preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.

                           (2) The record date for determining shareholders
entitled to express consent or dissent to corporate action in writing without a meeting, when prior action by the Board of Directors is not necessary, shall be the close of business on the day on which the first written consent or dissent is filed with the Secretary of the Corporation.

                           (3) The record date for determining shareholders for
any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating, thereto.

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         Section 3.13 JUDGES OF ELECTION. In advance of any meeting of shareholders of the Corporation, the Board of Directors may appoint judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be one or three. A person who is a candidate for office to be filled at the meeting shall not act as a judge. In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof. The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all. On request of the presiding officer of the meeting, or of any shareholder, the judge shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

         Section 3.14 CONSENT OF SHAREHOLDERS IN LIEU OF MEETING. Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting if, prior or subsequent to the action, unanimous consent thereto by all of the shareholders who would be entitled to vote at a meeting for such purpose shall be filed with the Secretary of the Corporation.

                         ARTICLE IV - BOARD OF DIRECTORS

         Section 4.01. POWERS: PERSONAL LIABILITY.

                  (a) The business of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and perform all lawful acts that are not by law, the Articles or these By-Laws directed or required to be exercised by the shareholders.

                  (b) Personal Liability of Directors.

                           (1) A director shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless:

                                    (i)  the director has breached or failed to
                  perform the duties of his or her office under the Business Corporation Law; and

                                    (ii) the breach or failure to perform
                  constitutes self-dealing, willful misconduct or recklessness.

                           (2) The provisions of subparagraph (1) shall not apply to the responsibility or liability or a director pursuant to any criminal statute, or the liability of a director for the payment of taxes pursuant to local, State or Federal law.



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                           (3) Notwithstanding anything herein contained to the
contrary, this Section 4.01(b) may not be amended or repealed, and a provision inconsistent herewith may not be adopted, except by the affirmative vote of 66-2/3% of the members of the entire Board of Directors or by the affirmative vote of the shareholders of the Corporation entitled to cast at least 80% of the votes which all shareholders of the Corporation are then entitled to cast, except that, if the Business Corporation Law is amended or any other statute is enacted so as to decrease the exposure of directors to liability, then Section 4.01(b) and any other provision of these By-Laws inconsistent with such decreased exposure shall be amended, automatically and without any further action on the part of the shareholders or directors, to reflect such reduced exposure, unless such legislation expressly requires otherwise.

                           (4) If for any reason any provision of this Section
4.01(b) shall be held invalid, such invalidity shall not effect any other provision not held so invalid, and each such other provision shall, to the full extent consistent with law, continue in full force and effect. If any provision of this Section 4.01(b) shall be held invalid in part, such invalidity shall in no way affect the remainder of such provision, and the remainder of such provision, together with all other provisions of Section 4.01(b) shall, to the full extent consistent with law, continue in full force and effect.

         Section 4.02. QUALIFICATION AND SELECTION OF DIRECTORS.

                  (a) Qualifications. Each director of the Corporation shall be a natural person of full age who need not be a resident of Pennsylvania or a shareholder of the Corporation.

                  (b) Election of Directors. Except as otherwise provided in these By-Laws, directors of the Corporation shall be elected by the shareholders. In elections for directors, voting need not be by ballot, except upon demand made by a shareholder entitled to vote at the election and before the voting begins. The candidates receiving the highest number of votes from each class or group of classes, if any, entitled to elect directors separately up to the number of directors to be elected by the class or group of classes shall be elected. If at any meeting of shareholders, directors of more than one class are to be elected, each class of directors shall be elected in a separate election.

         Section 4.03. NUMBER AND TERM OF OFFICE.

                  (a) Number. The Board of Directors shall consist of such number of directors, not less than two (2) nor more than ten (10), as may be determined from time to time by resolution of the Board of Directors.

                  (b) Term of Office. Each director shall hold office until the expiration of the term for which he or she was elected and until a successor has been selected and qualified or until his or her earlier death, resignation or removal. A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.

                  (c) Resignation. Any director may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation. It shall not be necessary for a resignation to be accepted before it becomes effective.


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         Section 4.04. VACANCIES.

                  (a) General Rule. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of members of the Board, shall be filled by the remaining members of the Board, though less than a quorum, or by a sole remaining director. Each person so elected shall be a director until his successor is elected by the shareholders, who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto.

                  (b) Directors Elected by Class or Classes of Stock. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Articles, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

         Section 4.05. REMOVAL OF DIRECTORS.

                  (a) Removal by the Shareholders. The entire Board of Directors, or any class of the Board, or any individual director may be removed from office without assigning any cause by the vote of shareholders, or of the holders of a class or series of shares, entitled to elect directors, or the class of directors. In case the Board or a class of the Board or any one or more directors are so removed, new directors may be elected at the same meeting. The Board of Directors may be removed at any time with or without cause by the vote or consent of shareholders holding sixty-six and two thirds percent (66-2/3%) of votes that all holders of shares, or a class or series of shares, are entitled to vote thereon.

                  (b) Removal by the Board. The Board of Directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or if, within 60 days after notice of his or her selection, the director does not accept the office either in writing or by attending a meeting of the Board of Directors.

         Section 4.06. PLACE OF MEETINGS. Meetings of the Board of Directors may be held at such place within or without Pennsylvania as the Board of Directors may from time to time appoint or as may be designated in the notice of the meeting.

         Section 4.07. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such time and place as shall be designated from time to time by resolution of the Board of Directors.

         Section 4.08. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the Chairman, the Chief Executive Officer, the President, or by two or more of the directors.



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         Section 4.09. QUORUM OF AND ACTION BY DIRECTORS.

                  (a) General Rule. A majority of the directors in office of the Corporation shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors.

                  (b) Action by Written Consent. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the Secretary of the Corporation.

         Section 4.10. EXECUTIVE AND OTHER COMMITTEES.

                  (a) Establishment and Powers. The Board of Directors may, by resolution adopted by a majority of the directors in office, establish one or more committees to consist of one or more directors of the Corporation. The Chief Executive Officer shall be an ex-officio member of each committee of the Board of Directors. Any committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors except that a committee shall not have any power or authority as to the following:

                           (1) The submission to shareholders of any action requiring approval of shareholders under the Business Corporation Law.

                           (2) The creation or filling of vacancies in the Board of Directors.

                           (3) The adoption, amendment or repeal of these By-Laws.

                           (4) The amendment or repeal of any resolution of the Board that by its terms is amendable or repealable only by the Board.

                           (5) Action on matters committed by a resolution of the Board of Directors to another committee of the board.

                  (b) Alternate Committee Members. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member.

                  (c) Term. Each committee of the Board shall serve at the pleasure of the Board.

                  (d) Quorum. A majority of the members of a committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members present at any meeting at which there is a quorum shall be required for any action of the committee.



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         Section 4.11. COMPENSATION. Directors shall be entitled to compensation for their services as directors and to reimbursement for any reasonable expenses incurred in attending directors' meetings as may from time to time be fixed by the unanimous action of the Board of Directors. The compensation of directors may be determined by the Board of Directors. Any director may waive compensation for any meeting.

                              ARTICLE V - OFFICERS

         Section 5.01. OFFICERS-GENERALLY.

                  (a) Number, Qualification and Designation. The officers of the Corporation shall be a Chief Executive Officer, President, a Secretary, a Treasurer, and such other officers as may be elected in accordance with the provisions of Section 5.03. Officers may but need not be directors or shareholders of the Corporation. The Chief Executive Officer, President, and Secretary shall be natural persons of full age. The treasurer may be a corporation, but if a natural person shall be of full age. The Board of Directors may elect from among the members of the Board a Chairman of the Board and a Vice Chairman of the Board who shall be officers of the Corporation. Any number of offices may be held by the same person.

                  (b) Resignations. Any officer may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation.

                  (c) Bonding. The Corporation may secure the fidelity of any or all of its officers by bond or otherwise.

                  (d) Standard of Care. Except as otherwise provided in the articles, an officer shall perform his or her duties as an officer in good faith, in a manner he or she reasonably believes to be in the best interests of the Corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. A person who so performs his or her duties shall not be liable by reason of having been an officer of the Corporation.

         Section 5.02. ELECTION AND TERM OF OFFICE. The officers of the Corporation, except those elected by delegated authority pursuant to Section 5.03, shall be elected annually by the Board of Directors, and each such officer shall hold office for a term of one year and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

         Section 5.03. SUBORDINATE OFFICERS, COMMITTEES AND AGENTS. The Board of Directors may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the Corporation may require, including one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these By-Laws or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

         Section 5.04. REMOVAL OF OFFICERS AND AGENTS. Any officer or agent of the Corporation may be removed by the Board of Directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         Section 5.05. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, shall be filed by the Board of Directors or by the officer or committee to which the power to fill such office has been delegated pursuant to Section 5.03, as the case may be, and if the office is one for which these By-Laws prescribe a term, shall be filled for the unexpired portion of the term.

         Section 5.06. AUTHORITY. All officers of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided by or pursuant to resolution or orders of the Board of Directors or in the absence of controlling provisions in the resolutions or orders of the Board of Directors, as may be determined by or pursuant to these By-Laws.

         Section 5.07. THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors and shall perform such other duties as may from time to time be requested by the Board of Directors.

         Section 5.08. THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have general supervision over the business and operations of the Corporation, subject however, to the control of the Board of Directors. The Chief Executive Officer shall sign execute and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, or these By-Laws, to some other officer or agent of the Corporation; and, in general, shall perform all duties incident to the office of president and such other duties as from time to time may be assigned by the Board of Directors. The Chief Executive Officer shall from time to time make such reports of the affairs of the Corporation as the Board of Directors may require and shall annually present to the annual meeting of the shareholders a report of the business of the Corporation for the preceding fiscal year.

         Section 5.09. THE PRESIDENT. The President shall perform the duties of the Chief Executive Officer in the absence of such officer, and such other duties as may from time to time be assigned to him by the Board of Directors or the Chief Executive Officer.

         Section 5.10. THE VICE PRESIDENTS. The vice presidents shall perform the duties of the President in the absence of the President and such other duties as may from time to time be assigned to them by the Board of Directors, the Chief Executive Officer or the President, and if there is more than one vice president, their seniority in performing such duties and exercising such powers shall be determined by the Board of Directors.

         Section 5.11. THE SECRETARY. The Secretary or an Assistant Secretary shall attend all meetings of the shareholders and of the Board of Directors and shall record all votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the Board of Directors and of committees of the Board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the Corporation as required by law; shall be the custodian of the seal of the Corporation and see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the Board of Directors, the Chief Executive Officer or the President.

         Section 5.12. THE ASSISTANT SECRETARY. The Assistant Secretary, if any, or in the event there is more than one, the Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their election, shall, in the absence of the Secretary or in the event of the Secretary's disability, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer or the President.

         Section 5.13. THE TREASURER. The Treasurer or an Assistant Treasurer shall have or provide for the custody of the funds or other property of the Corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the Corporation; shall deposit all funds in his or her custody as Treasurer in such banks or other places of deposit as the Board of Directors may from time to time designate; shall, whenever so required by the Board of Directors, render an account showing all transactions as treasurer and the financial condition of the Corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the Board of Directors, the Chief Executive Officer or the President.

         Section 5.14. THE ASSISTANT TREASURER. The Assistant Treasurer, if any, or in the event there is more than one, the Assistant Treasurers in the order designated, or in the absence of any designation, in the order of their election, shall, in the absence of the treasurer or in the event of the Treasurer's disability, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer or the President.

         Section 5.15. SALARIES. The salaries of the officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such officer as may be designated by resolution of the Board. The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 5.03. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that the officer is also a director of the Corporation.


               ARTICLE VI - CERTIFICATES OF STOCK, TRANSFER, ETC.

         Section 6.01. SHARE CERTIFICATES. Certificates for shares of the Corporation shall be in such form as approved by the Board of Directors, and shall state that the Corporation is incorporated under the laws of Pennsylvania, the name of the person to whom issued, and the number and class of shares and the designation of the series (if any) that the certificate represents.

The share register or transfer books and blank share certificates shall be kept by the Secretary or by any transfer agent or registrar designated by the Board of Directors for that purpose.

         Section 6.02. ISSUANCE. The share certificates of the Corporation shall be numbered and registered in the share register or transfer books of the Corporation as they are issued. They shall be signed by the Chief Financial Officer or the President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall bear the corporate seal, which may be a facsimile, engraved or printed; but where such certificate is signed by a transfer agent or a registrar the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued with the same effect as if the officer had not ceased to be such at the date of its issue. The provisions of this Section 6.02 shall be subject to any inconsistent or contrary agreement at the time between the Corporation and any transfer agent or registrar.

         Section 6.03. TRANSFER. Transfers of shares shall be made on the share register or transfer books of the Corporation upon surrender of the certificate therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing. No transfer shall be made inconsistent with the provisions of the Uniform Commercial Code, 13 Pa.C.S. 8101 et seq., and its amendments and supplements.

         Section 6.04. RECORD HOLDER OF SHARES. The Corporation shall be entitled to treat the person in whose name any share or shares of the Corporation stand on the books of the Corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person.

         Section 6.05. LOST, DESTROYED OR MUTILATED CERTIFICATES. The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor and make an affidavit of the fact that the certificate was lost, stolen or mutilated. The Board of Directors may, in its discretion, cause a new certificate or certificates to be issued to such holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, if the Board of Directors shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as it may direct.

            ARTICLE VII - INDEMNIFICATION OF DIRECTORS, OFFICERS AND
                        OTHER AUTHORIZED REPRESENTATIVES

         Section 7.01. SCOPE OF INDEMNIFICATION.

                  (a) General Rule. The Corporation shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise by reason of the fact that such person is or was serving in an indemnified capacity, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except:

(1) where such indemnification is expressly prohibited by applicable law; (2) where the conduct of the indemnified representative has been finally determined:
(i) to constitute willful misconduct or recklessness, or (ii) to be based upon or attributable to the receipt by the indemnified representative from the Corporation of a personal benefit to which the indemnified representative is not legally entitled; or (3) to the extent such indemnification has been finally determined in a final adjudication.

                  (b) Presumption. The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the indemnified representative is not entitled to indemnification.

                  (c) Definitions. For purposes of this Article:

                           (1) "indemnified capacity" means any and all past, present and future service by an indemnified representative in one or more capacities as a director, officer, employee or agent of the Corporation, or, at the request of the Corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise;

                           (2) "indemnified representative" means any and all directors and officers of the Corporation and any other person designated as an indemnified representative by the Board of Directors of the Corporation (which may, but not, include any person serving at the request of the Corporation, as a director, officer, employee, agent, fiduciary or trustee of another Corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise);

                           (3) "liability" means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense, of any nature (including, without limitation, attorneys' fees and disbursements); and

                           (4) "proceeding" means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investiga tive, whether formal or informal, and whether brought by or in the right of the Corporation, a class of its security holders or otherwise.

         Section 7.02. ADVANCING EXPENSES. The Corporation shall pay the expenses (including attorneys' fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 7.01 of the initiation of or participation in which is authorized pursuant to Section 7.02 upon receipt of an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined that such person is not entitled to be indemnified by the Corporation pursuant to this Article. The financial ability of an indemnified representative to repay an advance shall not be a prerequisite to the making of such advance.

         Section 7.03. SECURING OF INDEMNIFICATION OBLIGATIONS. To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the Corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate. Absent fraud, the determination of the Board of Directors with respect to such amounts, costs, terms and conditions shall be conclusive against all security holders, officers and directors and shall not be subject to voidability.

         Section 7.04. PAYMENT OF INDEMNIFICATION. An indemnified representative shall be entitled to indemnification within thirty (30) days after a written request for indemnification has been delivered to the Secretary of the Corporation.

         Section 7.05. CONTRIBUTION. If the indemnification provided for in this Article or otherwise is unavailable for any reason in respect of any liability or portion thereof, the Corporation shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this Article or otherwise.

         Section 7.06. CONTRACT RIGHTS: AMENDMENT OR REPEAL. All rights under this Article shall be deemed a contract between the Corporation and the indemnified representative pursuant to which the Corporation and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

         Section 7.07. SCOPE OF ARTICLE. The rights granted by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses nay be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise both as to action in an indemnified capacity and as to action in any other capacity. The indemnification, contribution and advancement of expenses provided by or granted pursuant to this Article shall continue as to person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

         Section 7.08. RELIANCE OF PROVISIONS. Each person who shall act as an indemnified representative of the Corporation shall be deemed to be doing so in reliance upon the rights provided in this Article.

                            ARTICLE VIII - DIVIDENDS

         Section 8.01. DIVIDENDS. Subject to applicable law, the Board of Directors may declare and pay dividends upon the outstanding shares of the Corporation from time to time, and to such extent as they deem advisable, in cash, property or in shares of the Corporation.

         Section 8.02. PAYMENT OF DIVIDENDS. Before payment of any dividend there may be set aside out of the net profits of the Corporation, such sum or sums as the directors, from time to time in their absolute discretion, think proper as a reserve fund to meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conductive to the interests of the Corporation, and the directors may abolish any such reserve in the manner in which it was created.


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



                           ARTICLE IX - MISCELLANEOUS

         Section 9.01. SEAL. The Corporation seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Pennsylvania".

         Section 9.02. INTERESTED DIRECTORS OR OFFICERS; QUORUM.

                  (a) General Rule. A contract or transaction between the Corporation and one or more of its directors or officers or between the Corporation and another corporation, partnership, joint venture, trust or other enterprise in which one or more of its directors or officers are directors or officers or have a financial or other interest, shall not be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors that authorizes the contract or transaction, or solely because his, her or their votes are counted for that purpose, if:

                           (1) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors and the Board authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors are less than a quorum;

                           (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of those shareholders; or

                           (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors or the shareholders.

                  (b) Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board which authorizes a contract or transaction specified in subsection (a).

         Section 9.03. AMENDMENT OF BY-LAWS. These Amended and Restated By-Laws may be amended or repealed, or new By-Laws may be adopted, either (i) by vote of the shareholders at any duly organized annual or special meeting of the shareholders, or (ii) with respect to those matters that are not by statute committed expressly to the shareholders and regardless of whether the shareholders have previously adopted or approved the By-Law being amended or repealed, by vote of a majority of the Board of Directors of the Corporation in office at any regular or special meeting of directors. Any change in these By-Laws shall take effect when adopted unless otherwise provided in the resolution effecting the change.

                       ARTICLE X - SUPPLEMENTAL PROVISIONS

         Section 10.01. SUPPLEMENTAL PROVISIONS. Notwithstanding anything in these ByLaws to the contrary, for so long as there shall be shares of Series A Cumulative Convertible Preferred Stock ("Series A Preferred Stock") outstanding then:

                  (a) The Board of Directors shall consist of five directors

                  (b) Without first obtaining the approval (by vote or written consent) of at least 80% of the members of the board of directors, the Corporation shall not:

                           (1) directly or indirectly, enter into, renew, modify
or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any affiliate of such holder) of 5% or more of any class of capital stock of the Corporation, or with any affiliate of the Corporation; provided, however, that the approval (by vote or written consent) of at least 80% of the members of the Board of Directors shall not be required to renew a store lease, provided that (a) the terms of the lease during the renewal terms are substantially identical to the terms of the lease governing the most recent period, and (b) the operating profit (revenue less direct expenses and allocated overhead) for such store during the most recent 12 month period is greater than $0, such determination to be certified by the Corporation's Chief Financial Officer;

                           (2) issue any shares of Common Stock, any warrants,
options or other rights to acquire shares of Common Stock, or any securities which are convertible into or exchangeable for shares of Common Stock; provided, however, that the approval (by vote or written consent) of at least 80% of the members of the Board of Directors shall not be required to issue such shares of Common Stock as may be issued in an underwritten public offering of Common Stock registered pursuant to the Securities Act of 1933, as amended (or any successor statute thereto), resulting in gross proceeds of at least $40,000,000 and which results in the Common Stock being listed on the New York Stock Exchange or being eligible for quotation on the Nasdaq National Market, provided that the Common Equity Value of the Corporation (as defined in the Statement with Respect to Shares relating to the Series A Preferred Stock (the "Statement with Respect to Shares")) immediately prior to such registered public offering must be at least $150,000,000; provided further that the approval (by vote or written consent) of at least 80% of the members of the Board of Directors shall not be required to grant options pursuant to the Corporation's 1999 Stock Option Plan (the "Option Plan") provided that the exercise price at the time of grant is greater than or equal to the fair market value (as defined in the Option Plan) of the underlying Common Stock;

                           (3) redeem, purchase or otherwise acquire, or offer
to redeem, purchase or otherwise acquire, any shares of its capital stock, other than a Permitted Repurchase (as defined in the Statement with Respect to Shares);

                           (4) declare, make or pay any distribution or dividend
in respect of shares of its capital stock;

                           (5) acquire (by merger, consolidation, or acquisition
of stock or assets) (i) a corporation, partnership or other business organization or division thereof, or (ii) more than one affiliated corporations, partnerships or other business organizations or divisions thereof (such acquired entity or affiliated entities, collectively, referred to herein as an "Acquired Business"), where the gross revenue of such Acquired Business (as computed from the financial statements of such Acquired Business) for the last 12 months exceeds $5,000,000;

                           (6) adopt, amend or modify any plan of liquidation or
dissolution of the Corporation;

                           (7) adopt, amend or modify the budget for any fiscal
year of the Corporation (the "Budget");

                           (8) appoint or elect any individual other than
Bernard Spain or Murray Spain to serve as Chairman of the Board, President or Chief Executive Officer of the Corporation;

                           (9) incur any indebtedness for borrowed money;

                           (10) enter into any contract or agreement which is
not in the ordinary course of the Corporation's business consistent with past practices;

                           (11) authorize any capital expenditures not otherwise
included in the Budget which in the aggregate exceeds $500,000;

                           (12) in any manner authorize, create or issue (x) any
class or series of capital stock (A) ranking, either as to payment of dividends, distribution of assets, liquidation or redemption, prior to or on parity with the Series A Preferred Stock or (B) which could in any manner adversely affect the holders of the Series A Preferred Stock, or (y) any class or series of any bonds, debentures, notes or other obligations convertible into or exchangeable for, or any warrants, options or other rights to purchase, convert into or exchange for any class or series of capital stock having any such priority or parity with or could so adversely affecting the holders of the Series A Preferred Stock;

                           (13) in any manner alter or change the designations
or the powers, preferences or rights, or the qualifications, limitations or restrictions of the Series A Preferred Stock, including without limitation, by increasing or decreasing the number of shares of the Series A Preferred Stock authorized for issuance hereunder, or by increasing or decreasing the par value of the shares of the Series A Preferred Stock;

                           (14) reclassify the shares of Common Stock or any
Junior Stock into shares of any class or series of capital stock (A) ranking, either as to payment of dividends, distribution of assets, liquidation or redemption, prior to or on a parity with the Series A Preferred Stock or (B) which could in any manner adversely affect the holders of the Series A Preferred Stock;

                           (15) amend or otherwise modify the Articles of
Incorporation or Bylaws of the Corporation which in any manner adversely affects the holders of the Series A Preferred Stock, including without limitation, increasing the authorized number of any class or series of capital stock of the Corporation or taking any action with respect to Subchapters E, F, G, H, I or J of Chapter 25 of the Pennsylvania Business Corporation Law;

                           (16) enter into or consummate any agreement involving
a Business Combination (as defined in the Statement with Respect to Shares); provided, however, that the approval (by vote or written consent) of at least 80% of the members of the Board of Directors shall not be required to enter into or consummate any agreement involving a Business Combination if (a) the aggregate net proceeds to be received by the holders of the outstanding capital stock of the Corporation as a result of such Business Combination is greater than $200,000,000, and (b) the holders of the Series A Preferred Stock realize a Rate of Return (as defined in the Statement with Respect to Shares) of at least 35% on their Equity (as defined in the Statement with Respect to Shares), after taking into account the amount and timing of all capital contributions (and distributions) to (from) the Corporation by (to) the holders of the Series A Preferred Stock;

                           (17) do any act or thing not authorized or
contemplated by the Statement with Respect to Shares which is designed to or is reasonably likely to have the effect of delaying, deterring or preventing a Change in Control (as hereinafter defined) of the Corporation (as used herein, a "Change in Control" shall mean such time as (A) a person or entity acquires more than 50% of the total voting power of the then outstanding capital stock of the Corporation on a fully diluted basis; (B) individuals who at the beginning of any period of two consecutive calendar years constituted the Board of Directors (together with any directors who are members of the Board of Directors on the date hereof and any new directors whose election by the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least 80% of the members of the Board of Directors then still in office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such board of directors then in office; (C) a Business Combination is completed; or
(D) a plan relating to a Liquidation Event is adopted);

                           (18) do any act or thing not authorized or
contemplated by the Statement with Respect to Shares which would result in taxation of the holders of shares of the Series A Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended);

                           (19) amend or modify any existing employment or
consulting agreement, or enter into any new or successor employment or consulting agreement, with Bernard Spain or Murray Spain, or any family member of Bernard Spain or Murray Spain;

                           (20) adopt, amend or modify any option plan, phantom
stock, stock appreciation rights or other equity-related employee benefit plan, or amend or modify the Option Plan (or any grant or award issued under the Option Plan), or otherwise take any action with respect to any grant or award issued under such plans; or

                           (21) engage in any business or activity other than in
the extreme value retail or card and gift retail industries.

                  (c) This Article X may be altered, amended or repealed only by either (i) an affirmative vote of 80% of the members of the board of directors, or (ii) a vote of the holders of a majority of the shares of capital stock entitled to vote thereon as a whole and a vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class.